SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): April 7, 1999


                          BRADLEY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                       0-18881                       22-2581418
(State or other                  (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



                 383 Route 46 West, Fairfield, New Jersey 07004
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (973) 882-1505







Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2.  Acquisition or Disposal of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

         On April 7, 1999, we entered into a loan agreement with LaSalle Business Credit, Inc. that is comprised of a $5 million revolving asset-based credit facility and a $2.5 million acquisition note for future product acquisitions. In order to close this new loan agreement with LaSalle, we paid in full the outstanding loan balance and early termination penalties to The CIT Group/Credit Finance, Inc. of approximately $1.6 million, using a portion of the availability from the new revolving credit facility. Advances under this new revolving credit facility are calculated pursuant to a formula which is based on our then "eligible" accounts receivable and inventory levels. Advances under the $2.5 million acquisition note are pursuant to our finding a potential acquisition and to receiving LaSalle's final approval. This new loan agreement has an initial term of three years, requires an annual facility fee, and is subject to an unused credit line percentage fee. Interest accrues on amounts outstanding under this new loan agreement at the rate equal to the prime rate of interest, announced from time to time, by LaSalle National Bank plus 1% for the revolving credit facility and plus 2% for the amount outstanding for the acquisition note. Our obligations under this new loan have been collateralized by our grant to LaSalle of a lien upon, and the pledge of a security interest in, all of our inventory, accounts receivable, intangible assets and other assets. This lien is identical to our prior lien with CIT. This new loan agreement contains certain covenants and restrictions. A copy of the agreement is attached as an exhibit to this Form 8-K.

Item 6.  Resignation of Registrant's Directors

         Not Applicable

Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of business acquired.

              Not Applicable

         (b)  Pro forma financial information

              Not Applicable

         (c)  Exhibits

     10 - Loan and Security Agreement dated April 7, 1999 between the Company and La Salle Business Credit, Inc. - page 4


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BRADLEY PHARMACEUTICALS, INC.


                                              By:  /s/ Daniel Glassman
                                                  ------------------------------
                                                  Daniel Glassman, Chairman
                                                  and CEO


Dated:   April 15, 1999


                                     3 of 54

                                   EXHIBIT 10




         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 7th day of April, 1999, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions which from time to time become a party hereto (collectively, the "Lenders" and individually, a "Lender"), LaSalle as agent for Lenders (in such capacity, "Agent") and BRADLEY PHARMACEUTICALS, INC., a Delaware corporation ("Bradley"), with its principal office at 383 Route 46W, Fairfield, New Jersey 07004 and DOAK DERMATOLOGICS, INC., a New York corporation, with its principal office at 383 Route 46W, Fairfield, New Jersey 07004 ("Doak" and together with Bradley, each a "Borrower" and jointly and severally, "Borrowers").

                                   WITNESSETH:

                  WHEREAS, from time to time Borrowers may request Agent and Lenders to make loans and advances to and extend certain credit accommodations to Borrowers, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

                  NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrowers by Agent and the Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1. DEFINITIONS

     (a) General Definitions

     "Account Debtor" shall mean the Person who is obligated on or under an Account.

     "Accounts" shall mean all of each Borrower's presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods or the rendition of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers, and all products and proceeds of the foregoing.

     "Accounts Trial Balance" shall have the meaning specified in paragraph 11(d) hereof.

     "Acquisition Loans" shall have the meaning specified in paragraph 3 hereof.

     "Acquisition Loan Commitment" shall mean the sum of $2,500,000.

     "Acquisition Note" shall mean the promissory note in the original principal amount of $2,500,000, executed by Borrowers to the order of Agent, for its benefit and for the benefit of Lenders, dated the Closing Date, together with all replacements and substitutions thereof.

     "Affiliate" means any Person (other than Agent, any Lender or Berlex Laboratories, Inc.): (a) directly or indirectly controlling, controlled by, or under common control with any Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Borrower; or (d) which has a senior executive officer who is also a senior executive officer of any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

     "Agent" shall have the meaning specified in the introductory paragraph hereof.

     "Bank" shall mean LaSalle National Bank, Chicago, Illinois.

     "Benefit Plan" shall mean an employee pension benefit plan of Borrowers or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

     "Borrowers" shall have the meaning specified in the introductory paragraph hereof.

     "Borrowing Agent" shall mean Bradley.

     "Borrowing Base" shall have the meaning specified in paragraph 2(b)(A) hereof.

     "Bradley" shall mean Bradley Pharmaceuticals, Inc.

     "Business Day" shall mean any day other than a Saturday, Sunday, or such other day as banks in Illinois are authorized or required to be closed for business.

     "Capital Adequacy Charge" shall have the meaning specified in paragraph 5(i) hereof.

     "Capital Adequacy Demand" shall have the meaning specified in paragraph 5(i) hereof.

     "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures, excluding expenditures made in connection with the acquisition of New Trademarks (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations), by Borrowers during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrowers on a consolidated basis.

     "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrowers or
(b) any merger or consolidation of or with any Borrower or the sale of all or substantially all of the property or assets of such Borrower. For purposes of this definition, "control of Borrowers" shall mean the power, direct or indirect to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

     "Chargeback Credit Reserve" shall mean, at any one time, an amount equal to such percentage of Borrowers' aggregate outstanding accounts receivable at such time as Agent deems reasonably appropriate and necessary to take into account chargebacks and rebates.

     "Chattel Paper" shall mean a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

     "Closing Date" shall mean the date upon which the initial Loan is made.

     "Closing Document List" shall have the meaning specified in paragraph 15 hereof.

     "Collateral" shall mean all of the personal property of Borrowers described in paragraph 7 hereof, all of the real property of Borrowers described in the Mortgages and all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for its benefit and for the ratable benefit of Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to paragraph 25 hereof.

     "Commitment  Transfer  Supplement"  shall  mean a  document  in the form of
Exhibit 25(b) attached hereto and made part hereof, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Loans under this Agreement.

     "Debt Service Coverage Ratio" shall mean, with respect to any applicable fiscal period, the following for Borrowers on a consolidated basis, the ratio of
(A) EBITDA, minus taxes and interest expense deducted from net income for such period minus non-financed Capital Expenditures and any non-financed expenditure incurred in connection with the acquisition of New Trademarks made during such period, to (B) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments of indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period.

     "Default" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

     "Defaulting Lender" shall have the meaning specified in paragraph 6(g) hereof.

     "Documents" shall have the meaning set forth in the UCC.

     "EBITDA" shall mean, with respect to any applicable fiscal period, the following for Bradley and its Subsidiaries on a consolidated basis, each calculated for such period: net income before taxes for such period (excluding pre-tax gains or losses on the sale of assets (other than the sales of Inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains or losses) plus interest expense, depreciation, amortization and other non-cash charges deducted in determining net income for such period, minus interest income calculated in determining net income for such period.

     "Eligible Account" shall mean an Account owing to any Borrower which is acceptable to Agent in its sole discretion for lending purposes. Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

     (i) it is genuine and in all respects is what it purports to be;

     (ii) it is owned by such Borrower and such Borrower has the right to subject it to a security interest in favor of Agent;

     (iii) it arises from (A) the performance of services by such Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder and such Account Debtor has not refused to accept any of such services; or (B) the sale or lease of Goods by such Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods which are the subject of such Account, and such Borrower has possession of, or has delivered to Agent at Agent's request, shipping and delivery receipts evidencing delivery of such Goods;

     (iv) it is either (x) evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the stated due date thereof and does not remain unpaid more than one hundred and twenty
(120) days past the stated invoice date thereof; provided, however, that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than one hundred and twenty
(120) days past the respective invoice dates thereof, then all Accounts owing to such Borrower by that Account Debtor shall be deemed ineligible.

     (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder to the extent that it is not subject to setoff, counterclaim, credit including, without limitation, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

     (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

     (viii) the Account Debtor thereunder is not a director, officer, employee or agent of such Borrower, or a Subsidiary, Parent or Affiliate of such Borrower;

     (ix) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

     (x) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (xi) it is an Account which arises out of a sale made in the ordinary course of such Borrower's business;

     (xii) the Account Debtor is a resident or citizen of, and is located within
(A) the United States of America, (B) Canada; provided, however, that the aggregate sum of all Accounts related to such Account Debtors may not exceed $10,000, (C) Puerto Rico or (D) such other country, provided that a Letter of Credit has been issued with respect to the Account related to such Account Debtor;

     (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

     (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrowers contained in this Agreement;

     (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrowers, exceeds the lesser of (A) twenty percent (20%) of the aggregate of Borrowers' Accounts or (B) a credit limit determined by Agent in its reasonable credit judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this subparagraph (xv) shall be Eligible Accounts to the extent of such credit limit;

     (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole reasonable discretion;

     (xvii) it is not an Account arising from progress billings, invoices for deposits, samples or tooling;

     (xviii) it is not an Account with respect to which the sale is on an installment basis, lease or other extended payment basis; and

     (xix) it is not that portion of an Account representing late fees, service charges or interest.

     "Eligible Inventory" shall mean that portion of each Borrower's Inventory of finished goods held for sale by such Borrower, normally and currently saleable in the ordinary course of such Borrower's business, and which at all times pertinent hereto is of good and merchantable quality, free from defects, as to which Agent, for its benefit and for the ratable benefit of Lenders has a perfected first priority security interest, and which is located at the locations set forth in Exhibit A of this Agreement, as that Exhibit may, from time to time, be amended or supplemented in accordance with the terms of this Agreement, and as to which such Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the Other Agreements; but Eligible Inventory shall not include any of the following: (a) catalogs and other promotional materials of any kind; (b) raw materials or work in process;
(c) non-saleable returned items; (d) damaged, defective or recalled items; (e) obsolete items; (f) items used as demonstrators, prototypes or salesmen's samples; (g) items of Inventory which have been consigned to any Borrower or as to which a Person claims a security interest, prior assignment claim or encumbrance whatsoever other than a Permitted Lien; (h) items of Inventory which have been consigned by any Borrower to a consignee; (i) packing and shipping materials; (j) Inventory located on premises leased by any Borrower from a landlord with whom Agent has not entered into a landlord's waiver on terms satisfactory to Agent; (k) Inventory located at a warehouse premises with respect to which Agent has not received (1) a bailee letter, acceptable in all respects to Agent, executed by the bailee of such warehouse or (2) evidence satisfactory in all respects to Agent of such bailee's receipt of a bailee letter acceptable in all respects to Agent; (l) Inventory which in the reasonable judgment of Agent is considered to be slow moving or otherwise not merchantable; (m) Inventory consisting of prescription drugs in excess of an aggregate value of $750,000; and (n) any Inventory that Agent has determined is not acceptable due to age, type, category or quantity including, without limitation, on any date, all prescription drugs with an expiration date of less than six (6) months from such date;

     "Equipment" shall mean the machinery and equipment of Borrowers, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, tanks, cylinders and other equipment of every kind and nature, and fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

     "ERISA Affiliate" shall mean any member of a controlled group of entities as determined under Section 414(b),(c),(m), or (o) of the IRC, of which Borrowers are members.

     "Event of Default" shall have the meaning specified in paragraph 16 hereof.

     "Excess Availability" shall mean, as of any date of determination by Agent, the excess, if any, of (i) the Borrowing Base over (ii) the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date. For purposes of calculating Excess Availability of Borrowers and the amount of the Borrowing Base relating thereto, Agent may, in the exercise of its sole discretion, establish a reserve in an aggregate amount based on Borrowers' outstanding trade payables which are not current or which are past due in any material respect, as of such date of determination, to the extent thereof.

     "Excess Cash Flow" for any Fiscal Year of Borrowers shall mean an amount equal to (a) the net income of Borrowers on a consolidated basis for such Fiscal Year minus (b) non-cash extraordinary gains and losses plus (c) depreciation and amortization which were deducted in determining net income for such Fiscal Year plus (d) long term debt incurred for Capital Expenditures and expenditures made in connection with the acquisition of New Trademarks made during such period minus (e) Capital Expenditures made during such Fiscal Year minus (f) scheduled payments of principal.

     "Exhibit A" shall mean the exhibit entitled Exhibit A Business and Collateral Locations which is attached hereto and made a part hereof.

     "Financial Statements Reserve" shall mean $250,000, until such date on which Agent shall have received the audited financial statements of Borrowers on a consolidated basis for the Fiscal Year ending December 31, 1998 and such financial statements do not contain any materially adverse adjustments from the audited draft financial statements delivered to Agent prior to the Closing Date and $0 at all times thereafter.

     "Fiscal Year" shall mean with respect to Borrowers, the twelve (12) month accounting period of Borrowers commencing January 1st of each calendar year and ending December 31st of such calendar year.

     "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

     "General Intangibles" shall mean all of each Borrower's present and future general intangibles and other personal property, any and all rights of each Borrower to all choses or things in action, tax refund claims, credits, claims, claims against carriers and shippers, guarantee claims, contract rights, security interests, security rights and any rights to indemnification, demands, goodwill, licenses, franchise agreements, subscription costs, patents, patent applications, trade names, trademarks, trademark applications, copyrights, registrations, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to worker's compensation liabilities, deposit accounts and tax refunds, other than Equipment, Inventory, Investment Property and Accounts, as well as each Borrower's books and records relating to any of the foregoing, and all products and proceeds of the foregoing.

     "Goods" shall mean all of each Borrower's things which are moveable at the time the security interest attaches or which are fixtures.

     "Guarantors" shall mean Bradley Pharmaceuticals Overseas, Ltd., Bradley Pharmaceuticals (Canada) Inc. and any other Person which executes and becomes obligated under a Guaranty.

     "Guaranty" shall mean, individually and collectively, the guaranty of the Liabilities of Borrowers executed by the Guarantors.

     "Indemnified  Party"  shall have the  meaning  specified  in  paragraph  18 hereof.

     "Instruments" shall mean a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

     "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (A) EBITDA for such period to (B) interest expense of Borrowers on a consolidated basis for such period.

     "Inventory" shall mean all present and future inventory in which each Borrower has any interest, including, but not limited to, goods held by such Borrower for sale or lease or to be furnished under a contract of service and all of each Borrower's present and future raw materials, work in process, finished goods, supplies and packing and shipping materials, wherever located, and any documents of title representing any of the above.

     "Investment Property" shall have the meaning set forth in the UCC, and if not so defined, shall mean and include all of each Borrower's now owned or hereafter acquired securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity and futures contracts and commodity and futures accounts.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Kind" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan or an Acquisition Loan.

     "Lender Default" shall have the meaning set forth in paragraph 6(g) hereof.

     "Letters of Credit" shall mean those stand-by letters of credit issued for Borrowers' account in accordance with the terms of paragraph 4 hereof.

     "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrowers to Agent and/or Lenders or to any parent, affiliate or subsidiary of Agent or any Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "Loan" or "Loans" shall mean any and all Revolving Loans and Acquisition Loans made by Agent and Lenders to Borrowers and all other loans, advances and financial accommodations made by Agent and Lenders to or on behalf of Borrowers hereunder.

     "Lock Box" and "Blocked Account" shall have the meanings specified in paragraph 10 hereof.

     "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property assets, operations, condition (financial or otherwise) or prospects of Borrowers.

     "Mortgage" shall mean each mortgage or deed of trust executed by Borrowers in favor of Agent to secure the Liabilities.

     "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrowers or any ERISA Affiliate.

     "New Trademarks" shall have the meaning specified in paragraph 3 hereof.

     "Non-Defaulting Lender" shall have the meaning specified in paragraph 6(h).

     "Note" shall mean the Revolving Note or the Acquisition Note.

     "Obligor" shall mean, Borrowers and each Person who is or shall become primarily or secondarily liable for any of the Liabilities (including, without limitation any person who provides security to Agent for any Liability), provided, however, that such term shall not include any Account Debtor.

     "Old Trademarks" shall have the meaning specified in paragraph 3 hereof.

     "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrowers or any other Person and delivered to Agent or any Lender or to any parent, affiliate or subsidiary of Agent or any Lender in connection with the Liabilities or the transactions contemplated hereby.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of any Borrower or any Subsidiary.

     "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Loans.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Agent, for its benefit and for the ratable benefit of the Lenders, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on any Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business,
(iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of any Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 13(q) or permitted as Capital Expenditures under paragraph 14(m), the documents relating to such liens to be in form and substance acceptable to Agent, (vi) liens securing indebtedness owing by any Subsidiary to Borrowers to the extent such indebtedness is permitted under paragraph 13(q), or to any other Subsidiary of Borrowers, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by Agent in writing as set forth on Schedule 1(a) attached hereto;
(ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by an lien permitted by any of the foregoing sections
(v) through (viii) inclusive provided that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xi) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Prescription Drug Reserve" shall mean $150,000, until such date on which Agent shall have received a summary report regarding the expiration dates of all prescription drug Inventory of Borrowers and $0 at all times thereafter.

     "Prime Rate" shall mean the publicly announced prime rate of the Bank, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of the Bank in effect at any time.

     "Purchasing Lender" shall have the meaning specified in paragraph 25(b) hereof.

     "Required Lenders" shall mean Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the Loans.

     "Revolving Loans" shall have the meaning specified in paragraph 2 hereof.

     "Revolving Loan Commitment" shall mean the sum of $5,000,000.

     "Revolving Note" shall mean the promissory note in the original principal amount of $5,000,000, executed by Borrowers to the order of Agent, for its benefit and for the benefit of Lenders, dated as of the Closing Date, together with all replacements and substitutions thereof.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by any Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by any Borrower.

     "Tangible Net Worth" shall mean shareholders' equity of Bradley and its Subsidiaries on a consolidated basis (including retained earnings) less the book value of all intangible assets (other than the book value of New Trademarks approved by Agent) and less prepaid expenses, determined by Agent on a consistent basis, plus the amount of any debt subordinated to Agent for the benefit of Lenders on terms and conditions acceptable to Agent in its sole judgment, all as determined in accordance with GAAP, consistently applied.

     "Term" shall have the meaning specified in paragraph 12 hereof.

     "Total Credit Facility" shall mean the sum of $7,500,000.

     "Trademarks" shall mean, collectively, the New Trademarks and the Old Trademarks.

     "Transferee" shall have the meaning set forth in paragraph 25(a) hereof.

     "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

     "Week" shall mean the time period commencing on a Sunday and ending on the following Saturday.

     "Year 2000 Problem" shall mean any significant risk that computer hardware or software used in Borrowers' business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     (b) Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrowers to Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 16(m) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to Agent by Borrowers on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 13 demonstrating compliance with the covenants contained herein shall include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, absent the existence of an Event of
Default:

     (a) Revolving Loan Commitment. Each Lender, severally and not jointly, shall make such revolving loans and advances (the "Revolving Loans") to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage to Borrowers, as Borrowing Agent shall from time to time request, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrowers shall not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (i) the end of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrowers exceeds (A) the Borrowing Base or (B) the Revolving Loan Commitment, in each case less the outstanding Letter of Credit Obligations, Borrowers shall immediately, and without the necessity of a demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess, and Agent shall apply such payment pro rata according to the Commitment Percentage of each Lender against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of
(i) the outstanding principal balance of the Loans and (ii) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrowers shall immediately and without the necessity of a demand by Agent pay to Agent such amount as may be necessary to eliminate such excess, and Agent shall apply such payment against the outstanding principal balance of the Loans in such order as Agent shall determine in its sole discretion. Each Borrower hereby authorizes Agent to charge any of Borrowers' accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Agent. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by Agent.

     (b) Borrowing Limits. Each Lender, severally and not jointly shall make Revolving Loans to Borrowers up to the lesser of clause (A) and (B) below, the amount calculated pursuant to clause (A) below being the "Borrowing Base":

          A. an amount equal to the sum of: (i) up to eighty percent (80%) of the face amount of Eligible Accounts, plus (ii) the lesser of (x) up to sixty percent (60%) of the value of Eligible Inventory, calculated on the basis of the lower of cost or market value on a first-in, first-out basis, and (y) One Million Dollars ($1,000,000); in each case less such reserves as Agent elects to establish from time to time in the exercise of its sole discretion including, without limitation, the Chargeback Credit Reserve, the Financial Statements Reserve and the Prescription Drug Reserve, minus the outstanding aggregate face amount of all Letter of Credit Obligations; or

          B. the Revolving Loan Commitment, minus the outstanding aggregate face amount of all Letter of Credit Obligations.

     3. ACQUISITION LOANS. So long as (i) no Default or Event of Default has occurred and is continuing under this Agreement and (ii) Agent shall have received the audited financial statements of Borrowers on a consolidated basis for the Fiscal Year ending December 31, 1998 and such financial statements do not contain any materially adverse adjustments from the audited draft financial statements delivered to Agent prior to the Closing Date, Agent and Lenders agree to make available a line of credit of up to Two Million Five Hundred Thousand Dollars ($2,500,000) for financing (a) any Borrower's acquisitions of new pharmaceutical brands ("New Trademarks") and (b) payments not yet made in connection with any Borrower's prior acquisition of the trademarks set forth on Exhibit B ("Old Trademarks") up to a maximum amount equal to $1,400,000, (collectively the "Acquisition Loans"). Funding of the Acquisition Loans shall be subject to the fulfillment of all conditions precedent to any Loan under paragraph 15(b) hereof and specifically to any Acquisition Loan in connection with a New Trademark under subclause 15(b)(iv) hereof. Acquisition Loans (i) may not be reborrowed after principal repayments, (ii) shall amortize on the basis of a forty-eight (48) month schedule and (iii) shall be payable in equal monthly installments commencing on the first day of the month next succeeding the month in which such Acquisition Loan is made and on the corresponding day of the month each month thereafter with the balance payable on the expiration of the Term.

     Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Acquisition Loans and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement.

     (a) Mandatory Prepayments. If any Borrower sells any Trademarks, or if any Borrower sells any real property subject to a Mortgage or if any of the Collateral is damaged, destroyed or taken by condemnation, Borrowers shall pay to Agent, for its benefit and for the ratable benefit of Lender, unless otherwise specifically provided herein or otherwise agreed to by Agent, as and when received by Borrowers and as a mandatory prepayment of the Acquisition Loans to be applied against the last maturing installments of principal thereof, in the inverse order thereof (or, at Agent's option, such of the other Liabilities of Borrowers as Agent may elect), a sum equal to the proceeds (net of reasonable expenses incurred directly in connection with any such sale) received by Borrowers from (i) such sale or (ii) such damage, destruction or condemnation, provided, however, that without Agent's consent, unless and until an Event of Default has occurred and is continuing:

          (i) Trademarks may be sold or otherwise disposed of by Borrowers and the proceeds thereof may be retained by Borrowers, so long as the fair market value of any such Trademarks sold or otherwise disposed of, in the aggregate, during any twelve-month period is less than $500,000; and

          (ii) proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrowers and used by Borrowers to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $150,000, and the fair market value, in the aggregate, of all such Collateral owned by Borrowers and damaged, destroyed or condemned during any twelve-month period is less than $300,000.

     (b) Excess Cash Flow Recapture. Borrowers shall, each Fiscal Year, prepay to Agent, for its benefit and for the ratable benefit of Lenders, the outstanding amount of the Acquisition Loans in an amount equal to the lesser of
(i) $250,000 or (ii) twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year commencing with the Fiscal Year ending December 31, 1999, payable upon delivery of the annual financial statements to Agent referred to in and required by paragraph 11(e) for the applicable Fiscal Year but in no event later than ninety (90) days after the end of such Fiscal Year. Such payments shall be applied to the outstanding principal installments on the Acquisition Loans until paid in full in the inverse order of maturities thereof, which payments may not be reborrowed under the Acquisition Loans, and then, to the remaining Liabilities in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Loans in accordance with the terms hereof. In the event that the annual financial statements referred to and required by paragraph 11(e) are not timely delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this paragraph 3(b), subject to adjustment, as applicable, when the annual financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or any Lender may have as a result of the failure of Borrowers to deliver such financial statements.

     4. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and the Other Agreements, during the Term, Agent and Lenders shall, absent the existence of an Event of Default, from time to time cause the issuance of and co-sign for, upon Borrowing Agent's request, Letters of Credit, provided that the aggregate undrawn amount of all such Letters of Credit shall at no time exceed Five Hundred Thousand Dollars ($500,000), and provided further that no Letter of Credit shall have an expiry date (i) more than 365 days from the date of issuance or (ii) beyond five (5) days prior to the expiration of the Term. Borrowers' reimbursement obligation in respect of the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrowers may borrow based upon the Revolving Loan Commitment and the Borrowing Base. Any payment made by Agent or any Lender to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder. At no time shall the aggregate sum of direct Revolving Loans by Agent and Lenders to Borrowers plus the contingent liability of Agent and Lenders under the outstanding Letters of Credit be in excess of the Revolving Loan Commitment or the Borrowing Base.


     5. INTEREST, FEES AND CHARGES.

     (a) Rates of Interest. Interest accrued on all Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Required Lenders elect to accelerate the maturity and payment of the Liabilities, or (iii) termination of this Agreement pursuant to paragraph 12 hereof. Except as otherwise provided in paragraph 5(c) hereof, interest shall accrue on: (1) the unpaid principal balance of the Acquisition Loans made to Borrowers outstanding at the end of each day at a fluctuating rate per annum equal to two per cent (2%) above the Prime Rate and (2) the principal amount of the Revolving Loans made to Borrowers outstanding at the end of each day at a fluctuating rate per annum equal to one per cent (1%) above the Prime Rate. The rate of interest payable on the Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to (a) with respect to the Acquisition Loans, the rate of interest then in effect under paragraph 5(a)(1) plus two percent (2%) and (b) with respect to Revolving Loans, the rate of interest then in effect under paragraph 5(a)(2) plus two percent (2%).

     (b) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Liabilities (subject to final payment of such items) on the second Business Day after receipt by Agent of good funds in Agent's account located in Chicago, Illinois.

     (c) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

     (d) Letter of Credit Fees. Borrowers shall remit to Agent a Letter of Credit fee equal to one percent (1%) per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrowers, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrowers shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit fees shall be payable on demand at a rate equal to two percent (2%) per annum on the aggregate undrawn face amount thereof.

     (e) Closing Fee. Borrowers shall pay to Agent for its own account a closing fee of Thirty Seven Thousand Five Hundred Dollars ($37,500), which shall be fully earned, nonrefundable and due on the Closing Date.

     (f) Unused Line Fee. Borrowers shall pay to Agent for the ratable benefit of Lenders at the end of each month, in arrears, an Unused Line Fee equal to one quarter of one percent (.25%) per annum on the daily average amount by which the sum of $3,000,000 exceeds the outstanding principal balance of the Revolving Loans plus the outstanding Letter of Credit Obligations; provided, however, that if the average outstanding principal balance of the Revolving Loans plus the outstanding Letter of Credit Obligations should at any time exceed the sum of Three Million and 00/100 Dollars ($3,000,000) for a period of sixty (60) consecutive days, then the Unused Line Fee shall, as of such time and at all times thereafter, be equal to one quarter of one percent (.25%) per annum of the daily average amount by which the Revolving Loan Commitment exceeds the outstanding principal balance of the Revolving Loans plus the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Term.

     (g) Collateral Management Fee. Borrowers shall pay to Agent for its own account at the end of each quarter, in arrears, a collateral management fee of $2,000 commencing on the Closing Date and each anniversary thereafter which each such annual fee shall be deemed fully earned as of the Closing Date and every anniversary respectively thereafter.

     (h) Acquisition Line Fee. Borrowers shall pay to Agent for the ratable benefit of Lenders on the draw down date of any Acquisition Loan an acquisition line fee equal to one quarter of one percent (.25%) of the face amount of such Acquisition Loan.

     (i) Capital Adequacy Charge. If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Borrowers of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrowers shall pay to Agent or such Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Agent or such Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.


     6. LOAN ADMINISTRATION.

     (a) Loan  Requests.

          (1) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrowing Agent shall give Agent same day notice, no later than 12:00 p.m. (Chicago time) of such day, of its intention to borrow, a Revolving Loan, in which notice Borrowing Agent shall specify the amount of the proposed borrowing and the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowing Agent. Unless Borrowing Agent specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrowers, neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrowing Agent and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrowers.

          (2) All requests for Acquisition Loans must be received by Agent no later than 12:00 p.m. (Chicago time), five (5) Business Days prior to the date on which such Acquisition Loans are required. Agent shall receive from Borrowing Agent, a copy of the purchase agreement and copies of any other documentation, in detail satisfactory to Agent in its sole discretion, relating to the acquisition of New Trademarks or payment of outstanding indebtedness with respect to Old Trademarks, as the case may be, in connection with which the proceeds of the Acquisition Loans will be used. The request for an Acquisition Loan shall be in writing substantially in the form of Exhibit 6(a)(2) attached hereto which specifies: (1) the proposed date of funding (which shall be a Business Day); (2) that no Default or Event of Default has occurred and is continuing; and (3) payment instructions for the funding of the Acquisition Loan.

     (b) Disbursement. Borrowers hereby irrevocably authorize Agent to disburse the proceeds of each Revolving Loan requested by Borrowing Agent, or deemed to be requested by Borrowing Agent by way of direct payment of the relevant interest or other Liability. Each borrowing of the Loans shall be advanced according to the Commitment Percentages of the Lenders.

     (c) Payment. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Note and Acquisition Note shall be applied to the Revolving Loans and Acquisition Loans, respectively, pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M. (Chicago time), in Dollars and in immediately available funds.

     (d) (i) Notwithstanding anything to the contrary contained in Sections (b),
(c) and (d) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Loans shall be advanced by Agent and each payment by Borrowers on account of Revolving Loans shall be applied first to those Revolving Loans made by Agent. On or before 1:00 P.M. (Chicago time) on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Loans made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Loans during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between
(w) such Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Loans during such Week exceeds the aggregate amount of new Revolving Loans made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Loans.

     (ii) Each Lender shall be entitled to earn interest at the interest rate provided in paragraph 5(a) on outstanding Loans which it has funded.

     (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Loans made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

     (e) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such

Collateral or
proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (f) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average federal funds rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Loans hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

     (g) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its Commitment Percentage of any Loan or (y) notifies either Agent or Borrowers that it does not intend to make available its Commitment Percentage of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this paragraph 6(g) while such Lender Default remains in effect.

     (h) Loans shall be allocated pro rata among Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders in accordance with their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of Loans shall be applied to reduce Loans of each Lender pro rata based on the aggregate of the outstanding Loans of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Lender that is not a Defaulting Lender exceeds such Lender's Commitment Percentage of all Loans then outstanding.

     (i) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the Other Agreements. All amendments, waivers and other modifications of this Agreement and the Other Agreement may be made without regard to a Defaulting Lender and, solely for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

     (j) Other than as expressly set forth in this paragraph 6(j), the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this paragraph 6(j) shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the Other Agreements, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

     (k)  In  the  event  a  Defaulting  Lender   retroactively  cures,  to  the
satisfaction of Agent, the breach which caused such Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

     7. GRANT OF SECURITY INTEREST TO AGENT. As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, Borrowers hereby assign and grant to Agent, for its benefit and for the ratable benefit of Lenders, a continuing security interest in the following property of Borrowers, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Borrowers now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or such Lender or any participant with Agent or such Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise);
(f) all Investment Property and (g) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of each Borrower's books and records relating to any of the foregoing and to such Borrower's business.

     8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrowers shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent, for its benefit and for the ratable benefit of Lenders (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Borrowers further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

     10. COLLECTIONS.

     (a) Establishment of Lockbox and Blocked Account. Borrowers shall direct all of their Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with a financial institution acceptable to, and in the name and under exclusive control of Agent. Borrowers shall establish an account ("Blocked Account") in Agent's name for the benefit of Borrowers with a financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which Borrowers will immediately deposit all payments made for Inventory or services sold, leased or rendered by Borrowers and received by Borrowers in the identical form in which such payments were made, whether by cash or check. If Borrowers, any Affiliate or Subsidiary of Borrowers, or any shareholder, officer, director, employee or agent of Borrowers or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent, for its benefit and for the ratable benefit of Lenders and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box or Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Agent, for its benefit and for the ratable benefit of Lenders, that the amounts on deposit in such Lock Box and such Blocked Account are the sole and exclusive property of Agent, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected.

 Borrowers agree that all payments
made to the Blocked Account established by Borrowers or otherwise received by Agent, whether in respect of the Accounts of Borrowers or as proceeds of other Collateral of Borrowers or otherwise, will be applied on account of the Liabilities of Borrowers in accordance with the terms of this Agreement. Borrowers agree to pay all fees, costs and expenses which Borrowers incur in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrowers pursuant to any Lock Box or Blocked Account Agreement with Borrowers, to the extent same shall have been paid by Agent hereunder, shall constitute Revolving Loans hereunder, shall be payable to Agent, for its benefit and for the ratable benefit of Lenders by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to Agent in kind shall be endorsed by Borrowers to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on Borrowers' behalf. For the purpose of this paragraph, each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or proceeds of Collateral of such Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Borrower or goods pertaining thereto;
(ii) to take  control in any manner of any item of payment or proceeds  thereof;
(iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited; and (iv) open and process all mail addressed to such Borrower and deposited therein, provided, however, that Agent shall not exercise any such powers described in clauses (i), (ii) and (iv) unless and until an Event of Default has occurred.

     (b) Collection of Accounts. Agent may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of any Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of any Borrower's rights and remedies with respect to proceedings brought to collect any Accounts;
(iii) surrender, release or exchange all or any part of any Accounts of any Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of any Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign any Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of any Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill any Borrower's obligations under this Agreement and to allow Agent to collect the Accounts. In addition to any other provision hereof, Agent may at any time on or after the occurrence of an Event of Default, at such Borrower's expense, notify any parties obligated on any of the Accounts of such Borrower to make payment directly to Agent of any amounts due or to become due thereunder.

     (c) Application of Proceeds. Agent shall, within two (2) Business Day after receipt by Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion.

     (d) Acceptance of Assignment. In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrowers under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, Agent may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses (including without limitation reasonable attorney fees, all court costs and all other charges relating thereto) incurred by Agent shall constitute Revolving Loans, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

     (e) Delivery of Documents and Investments. Immediately upon any Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, such Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     11. SCHEDULES AND REPORTS. Borrowers shall furnish or cause to be furnished to Agent the following:

     (a) Borrowers shall provide Agent with a written report reflecting the activity of Borrowers with respect to Accounts on a daily basis and Inventory on a monthly basis (subject to Agent, in its sole discretion, determining that such reports be provided on a more frequent basis) for the immediately preceding day or month, as applicable. Such reports shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning Accounts and Inventory included, described or referred to in such daily report and any other documents in connection therewith requested by Agent, including without limitation but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

     (b) Borrowing Agent shall provide Agent with an executed daily loan report and certificate in Agent's then current form on each day in which Borrowing Agent requests a Revolving Loan.

     (c) As soon as practicable and in any event within forty-five (45) days following the end of each fiscal quarter or calendar month, as applicable, (i) statements of cash flow of Bradley and its Subsidiaries on a consolidated basis for the period from the beginning of the then current Fiscal Year of Borrowers to the end of such fiscal quarter, (ii) statements of income of Bradley and its Subsidiaries on a consolidated basis as of the end of each calendar month, notwithstanding anything to the contrary above, such monthly statements of income for the calendar months January and February shall be delivered within sixty (60) days following the end of each such respective months, and (iii) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding Fiscal Year of Bradley and its Subsidiaries, all in reasonable detail and certified by the chief financial officer of Borrowing Agent that such statements fairly present the financial condition of

Bradley and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of any Borrower's compliance with the covenants set forth in this Agreement.

     (d) In addition to any other reports, as soon as practicable and in any event on the Closing Date and the days specified below, and more frequently if requested by Agent, within fifteen (15) days after the end of each month after the Closing Date, (i) a borrowing base certificate for such month, in form and substance satisfactory to Agent, (ii) a detailed aged trial balance of
Borrowers' Accounts ("Accounts Trial Balance") in form and substance satisfactory to Agent in its sole discretion, including, without limitation, the names and addresses of all Account Debtors of Borrowers, (iii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole discretion), including a listing of any held checks, (iv) the general ledger inventory account balance (which shall be delivered within (i) sixty (60) days after the end of each January and February after the Closing Date and (ii) forty five (45) days after the end of each other calendar month after the Closing Date), a perpetual inventory report and Agent's standard form of Inventory report then in effect, for each Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory, in each case, for the month (or other applicable period) immediately preceding; (v) such additional schedules, certificates, reports and information with respect to the Collateral as Agent may from time to time require; and (vi) an assignment of any or all items of Collateral to Agent. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time in Agent's name, in the name of a nominee of Agent or in any Borrower's name, to verify the validity, amount or any other matter relating to any of such Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall reimburse Agent, on demand, for all reasonable costs, fees and expenses incurred by Agent in this regard. Borrowers shall immediately notify Agent of any event causing loss or depreciation in value of any Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

     (e) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year commencing with Fiscal Year 1998 of Borrowers (i) statements of income of Bradley and its Subsidiaries on a consolidated basis for such Fiscal Year, and a balance sheet of Bradley and its Subsidiaries on a consolidated basis as of the end of such Fiscal Year, and (ii) statements of cash flow of Bradley and its Subsidiaries on a consolidated basis for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, such statements to be presented in accordance with the normal method of accounting of Bradley and its Subsidiaries for Inventory and (if Bradley and its Subsidiaries use the LIFO method) on a pre-tax FIFO basis, all in reasonable detail and in scope in accordance with audits performed for Bradley and its Subsidiaries in prior years and examined and reported on by independent certified public accountants of recognized national standing selected by Borrowing Agent and satisfactory to Agent, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Bradley and its Subsidiaries in prior years, in form and substance satisfactory to Agent.

     (f) As soon as practicable and in any event not later than thirty (30) days after the beginning of each Fiscal Year of Borrowers, (i) projected balance sheets for Bradley and its Subsidiaries on a consolidated basis for each of the twelve (12) months during such Fiscal Year and (ii) statements of income and cash flow for Bradley and its Subsidiaries on a consolidated basis for each of the four (4) quarters during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as requested by Agent.

     (g) As soon as practicable and in any event within ten (10) days of delivery to any Borrower, a copy of any letter issued by such Borrower's independent public accountants or other management consultants with respect to such Borrower's financial or accounting systems or controls, including all so-called "management letters".

     (h) In conjunction with the delivery of the annual presentation of projections or budgets referred to in subparagraph (f) above and the audited financial statements referred to in subparagraph (e) above, a letter signed by the president or a vice president of Borrowing Agent and by the treasurer or chief financial officer of Borrowing Agent, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers.

     (i) As soon as practicable, copies of any and all proxy statements, financial statements and reports which any Borrower sends to its shareholders and holders of its Indebtedness and copies of any and all periodic special reports as well as registration statements which such Borrower files with the Securities and Exchange Commission.

     (j) With reasonable promptness, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

     All financial statements delivered to Agent pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by subparagraphs (c) and (e) above, Borrowing Agent shall deliver to Agent an officer's certificate stating that (1) whether any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action Borrowers propose to take with respect thereto, (2) no condition exists which would have or could reasonably be expected to have a Material Adverse Effect, including without limitation with respect to environmental laws, or results of operations of Borrowers or, if any such condition exists specifying the nature thereof and what action Borrowers have taken or propose to take with respect thereto, (3) all insurance premiums then due have been paid, (4) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of Borrowers rationale therefor, (5) no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened, and (6) stating whether or not Borrowers are in compliance with the representations, warranties and covenants in this Agreement, including a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to Agent. Together with each delivery of annual financial statements required by paragraph (e) above, Borrowing Agent shall deliver to Agent a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Event of Default, or, if such accountants have obtained knowledge of an Event of Default, specifying the nature and period of existence thereof.

     (k) All schedules, certificates, reports and assignments and other items delivered by Borrowing Agent to Agent hereunder shall be executed by an authorized representative of Borrowing Agent and shall be in such form and contain such information as Agent shall reasonably request. Borrowers shall deliver from time to time such other schedules and reports pertaining to the Collateral of Borrowers as Agent may reasonably request.

     12. TERM.

     (a) This Agreement shall be in effect from the date hereof until April 6, 2002 (the "Term") unless the due date of the Liabilities is accelerated pursuant to paragraph 16 hereof, in which case this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Agent a release, in form and substance reasonably satisfactory to Agent, of all obligations and liabilities of Agent, Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrowers, and if any Borrower is obtaining new financing from another lender, Borrowers shall deliver such lender's indemnification of Agent and each Lender, in form and substance satisfactory to Agent, for checks which Agent has credited to Borrowers' account, but which subsequently are dishonored for any reason.

     (b) If, for any reason, this Agreement is terminated prior to the end of the Term including, in the sole discretion of Agent, if an effective termination results from Borrowers prepaying all or substantially all of the Liabilities, Borrowers agree to pay to Agent, for its benefit and for the ratable benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrowers, an amount equal to: (i) two percent (2.00%) of an amount equal to the Revolving Loan Commitment plus the outstanding balance of the Acquisition Loans if this Agreement is terminated during the first year of the Term; (ii) one percent (1%) of an amount equal to the Revolving Loan Commitment plus the outstanding balance of the Acquisition Loans if this Agreement is terminated during the second year of the Term and (iii) one-half of one percent (.50%) of an amount equal to the Revolving Loan Commitment plus the outstanding balance of the Acquisition Loans if terminated at any time during the third year of the Term prior to the last day of the Term. In light of the extreme difficulty or accurately calculating actual damages arising out of any early termination, Agent, Lenders and Borrowers have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred.

     13.  REPRESENTATIONS  AND  WARRANTIES.   Each  Borrower  hereby  makes  the
following representations, warranties and covenants:

     (a) (i) The balance sheets of Bradley and its Subsidiaries as of December 31, 1998 and the related statements of income, changes in stockholders equity and changes in financial position for the period ended on such date, have been provided in accordance with GAAP, and present fairly the financial position of Bradley and its Subsidiaries on a consolidated basis at such dates and the results of Borrowers' operations for such period. Since the date of the financial statements of Bradley and its Subsidiaries delivered to Agent most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

     (ii) Borrowing Agent has furnished to Agent, (i) balance sheets, income statements and cash flow projections of Bradley and its Subsidiaries on a consolidated basis for the period beginning January 1, 1999 and ending December 31, 2004, and (ii) balance sheets, income statements and cash flow projections of Bradley and its Subsidiaries on a consolidated basis reflected monthly for the next twelve (12) months as set forth on Exhibit 13(a)(ii) attached hereto and made a part hereof. The financial statements described in clauses (i) and
(ii) of the first sentence of this paragraph reflect, as of the Closing Date, the reasonable estimates of Borrowers of the information projected therein, based on the assumptions accompanying such projections.

     (b) the office where such Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, such Borrower's principal place of business and all of such Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit A; such Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Agent in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of such Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of such Borrower;

     (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement such Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit A, and at other locations within the continental United States of which Agent has been advised by such Borrower in writing;

     (d) such Borrower shall give thirty (30) days prior written notice to Agent of any use of any such Goods in any state or county other than a state or county in which such Borrower has previously advised Agent such Goods shall be used, and such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States and such Borrower shall execute and deliver to Agent such financing statements, documents and other agreements and instruments and do such other acts and things as Agent may deem necessary in order to establish and maintain a valid, attached and perfected security interest with respect to such Goods in favor of Agent for its benefit and for the ratable benefit of Lenders;

     (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

     (f) each Account or item of Inventory which such Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by Agent from time to time, and such Borrower shall promptly notify Agent in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

     (g) such Borrower is and shall at all times during the Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

     (h) such Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; such Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and such Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected;

     (i) there are no actions or proceedings which are pending or, to the best of such Borrower's knowledge, threatened against such Borrower which are reasonably likely to have a Material Adverse Effect and such Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

     (j) such Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and such Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would be reasonably likely to have a Material Adverse Effect on its business, property, assets, operations or condition, financial or otherwise;

     (k) all written information now, heretofore or hereafter furnished by such Borrower to Agent is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

     (l) such Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

     (m) other than Doak Pharmacal Co., such Borrower's name has always been as set forth on the first page of this Agreement and such Borrower uses no tradenames or division names in the operation of its business, except as otherwise disclosed in Schedule 13(m); such Borrower shall notify Agent in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Agent in writing;

     (n) with respect to such Borrower's Equipment: (i) such Borrower has good and indefeasible and marketable title to and ownership of all Equipment; (ii) such Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) such Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time such Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent provided in paragraph 3(a)(i) hereof; and (v) such Borrower, immediately on demand by Agent, shall deliver to Agent any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

     (o) this Agreement and the Other Agreements to which such Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

     (p) such Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

     (q) such Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Liabilities; (ii) indebtedness disclosed to Agent on Schedule 13(q); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of such Borrower's business; and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of such Borrower's business;

     (r) such Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

     (s) except as otherwise disclosed on Schedule 13(s), such Borrower has no Parents, Subsidiaries or divisions, nor is such Borrower engaged in any joint venture or partnership with any other Person; no Subsidiary or division of such Borrower engages in any business, owns any assets or owes any liabilities;

     (t) such Borrower is duly organized and in good standing in its state of organization and such Borrower is duly qualified and in good standing in all states (other than the state of Tennessee for the first fifteen (15) days following the Closing Date) where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect and such Borrower has delivered to Agent true and complete copies of its Certificate of Incorporation and By-Laws as in effect on the Closing Date;

     (u) such Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does such Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrowers;

     (v) there are no controversies pending or threatened between such Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Borrower, and such Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

     (w) such Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

     (x) such Borrower has full power, authority and legal right to enter into this Agreement and the Other Agreements and perform all Liabilities hereunder and thereunder; the execution, delivery and performance hereof and of the Other Agreements are within such Borrower's powers, have been duly authorized, are not in contravention of any law or the terms of such Borrower's certificate of incorporation, by-laws or other applicable documents relating to such Borrower's organization or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound;

     (y) the proceeds of the Loans shall be used for general working capital purposes and for the purposes stated in paragraph 3 hereof;

     (z) except as set forth on Schedule 13(z), no Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC within the immediately preceding five year period; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, no Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the IRC, no Benefit Plan has experienced an accumulated funding deficiency under Section 412 of the IRC, no lien has been imposed upon the such Borrower or any ERISA Affiliate of such Borrower under Section 412(n) of the IRC, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, and no Benefit Plan has been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither such Borrower nor any ERISA Affiliate of such Borrower would be liable for any amount in the aggregate for any amount in excess of [$5,000] pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither such Borrower nor any ERISA Affiliate of such Borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither such Borrower nor any ERISA Affiliate of such Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan; and

     (aa) all of such Borrower's Inventory is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances including, without limitation, all statutes, orders, regulations, rules and ordinances issued by the United States Food and Drug Administration.

     Each Borrower represents, warrants and covenants to Agent and each Lender that all representations, warranties and covenants of such Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true at the time such Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by such Borrower at the time each Loan is made and each Letter of Credit is issued pursuant to this Agreement.

     14. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Agent's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees as follows:

     (a) such Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

     (b) Agent, or any Persons designated by it, shall have the right, at any time, in the exercise of its commercially reasonable credit judgment, to call at such Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Agent may consider reasonable under the circumstances up to four (4) times per Fiscal Year unless there shall have occurred and is continuing any Default or Event of Default, in which case, Agent shall have unlimited access to such Borrower's place of business. Such Borrower shall furnish to Agent such information relevant to Agent's rights under this Agreement as Agent shall at any time and from time to time reasonably request. Such Borrower authorizes Agent to discuss the affairs, finances and business of such Borrower with any officers or directors of such Borrower or any Affiliate, or with those employees of such Borrower with whom Agent has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants. Any such discussions shall be without liability to Agent or to such accountants. Such Borrower shall pay to or reimburse Agent for all reasonable fees, costs, and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder (in addition to the fees payable by such Borrower pursuant to paragraph 5(g) hereof in connection with Agent's examination of such Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (c) (i) such Borrower shall keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of such Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Agent. Originals or certified copies of such policies of insurance have been or shall be delivered to Agent on the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrowers or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. Such Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Agent, for its benefit and for the ratable benefit of Lenders. Such Borrower irrevocably, makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that Agent shall exercise such rights only upon the occurrence of an Event of Default;

     (ii) such Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Agent and originals or certified copies of such policies have been or shall be delivered to Agent on the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or cancelled; and

     (iii) if such Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

     (d) such Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; such Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; such Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; such Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and such Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit A or in any written notice to Agent pursuant to paragraph 13 hereof, except for the removal of Inventory sold in the ordinary course of such Borrower's business as permitted herein;

     (e) all monies and other property obtained by such Borrower from Agent pursuant to this Agreement will be used solely for the purposes set forth herein;

     (f) such Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder, and such Borrower shall not maintain duplicates or copies of such records at any address other than such Borrower's principal place of business set forth on the first page of this Agreement;
provided, however, that such Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

     (g) such Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, such Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If such Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Revolving Loans hereunder, shall be payable by such Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

     (h) such Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, and (C) any other indebtedness described in paragraph 13(q)(ii) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

     (i) such Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; such Borrower shall not create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock except to the extent that such Borrower may issue shares of, or warrants or other rights to receive or purchase shares of, any class of its stock to (a) each of its existing shareholders on a pro rata basis and (b) to any new shareholder; provided, however, that such issuance does not cause a Change of Control and prior to any such issuance Borrower shall have provided Agent with substantiation to Agent's satisfaction that no Change of Control will occur; such Borrower shall not enter into any transaction outside the ordinary course of such Borrower's business;

     (j) such Borrower shall not (i) except as expressly permitted in this subparagraph (j), declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock to the extent that any such payment, disbursement or distribution ("Distribution") shall exceed $500,000 in the aggregate; provided, however, that no single Distribution in excess of $100,000 and no Distribution which would result in the aggregate of all such Distributions exceeding $200,000 may be made if (A) after giving effect to any such Distribution (1) Excess Availability of Borrowers is less than Five Hundred Thousand Dollars ($500,000) or (2) the financial projections of Bradley and its Subsidiaries on a consolidated basis do not reflect adequate Excess Availability of Borrowers over the sixty (60) day period following such Distribution as determined by Agent in its sole judgment or (B) at the time of such Distribution, an Event of Default has occurred and is then continuing; (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

     (k) such Borrower shall not make any investment in any Person, whether in cash, securities or other property of any kind, other than direct obligations of the United States;

     (l) such Borrower shall not amend its organizational documents or change its Fiscal Year;

     (m) Borrowers shall not make payments exceeding $300,000 to any Affiliate in any one Fiscal Year with respect to Borrowers' lease of the real property located at 383 Route 46 West, Fairfield, New Jersey 07004.

     (n) Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrowers on a consolidated basis delivered on or before the Closing Date:

          (i) Consolidated Tangible Net Worth. Bradley and its Subsidiaries, on a consolidated basis, shall maintain as of the end of (A) the fiscal quarter ending December 31, 1998 (the "base quarter") a Tangible Net Worth of not less than negative Sixty Thousand Dollars ($-60,000) and (B) each fiscal quarter thereafter (each a "current quarter"), a Tangible Net Worth of not less than the sum of (1) negative Sixty Thousand Dollars ($-60,000) and (2) an aggregate amount equal to eighty percent (80%) of the net income after taxes of Bradley and its Subsidiaries, on a consolidated basis, for each fiscal quarter commencing with the base quarter through and including the then current quarter, provided, however, that such aggregate amount shall not be reduced by the amount of any net loss before taxes of Bradley and its Subsidiaries, on a consolidated basis, for any preceding fiscal quarter.

          (ii) Consolidated Interest Coverage Ratio. Bradley and its Subsidiaries on a consolidated basis, shall maintain as of the end of each fiscal quarter an Interest Coverage Ratio of not less than 2.50 to 1.00 calculated on a rolling twelve-month basis for each twelve-month period ending on the last day of each such fiscal quarter, provided that the applicable period being tested on the fiscal quarter ending (i) June 30, 1999 will be the six month period ending on such date and (ii) September 30, 1999 will be the nine month period ending on such date.

          (iii) Consolidated Debt Service Coverage Ratio. Bradley and its Subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter a Debt Service Coverage Ratio of not less than 1.25 to 1.00, calculated on a rolling twelve-month basis, for each twelve-month period ending on the last day of each such fiscal quarter, provided that the applicable period being tested on the fiscal quarter ending (i) June 30, 1999 will be the six month period ending on such date and (ii) September 30, 1999 will be the nine month period ending on such date.

          (iv) Capital Expenditures. Bradley and its Subsidiaries on a consolidated basis shall not make Capital Expenditures of an aggregate amount of more than One Hundred Fifty Thousand Dollars ($150,000) during any Fiscal Year.

          (v) Trademark Acquisition Expenditures. Bradley and its Subsidiaries on a consolidated basis shall not make expenditures in connection with the acquisition of New Trademarks of an aggregate amount of more than Three Hundred Thousand Dollars ($300,000)
     during any Fiscal  Year;  provided,
     however, that no acquisition of New Trademarks may be made if (i) after giving effect to any such acquisition of New Trademarks (A) Excess Availability of Borrowers is less than Five Hundred Thousand Dollars ($500,000) or (B) the financial projections of Bradley and its Subsidiaries on a consolidated basis do not reflect adequate Excess Availability of Borrowers over the sixty (60) day period following such Distribution as determined by Agent in its sole judgment or (ii) at the time of any such acquisition of New Trademarks, an Event of Default has occurred and is then continuing.


          (vi) Minimum EBITDA. Bradley and its Subsidiaries, on a consolidated basis, shall maintain EBITDA of not less than the amounts shown opposite such fiscal quarter calculated on a rolling twelve-month basis, for each twelve-month period ending on the last day of each such fiscal quarter, provided that the applicable period being tested on the fiscal quarter ending (i) June 30, 1999 will be the six month period ending on such date and (ii) September 30, 1999 will be the nine month period ending on such date:

                 Fiscal Quarter Ending                           Minimum EBITDA
                     6/30/99                                       $1,070,000
                     9/30/99                                       $1,300,000
                     12/31/99                                      $2,600,000
                     3/31/00                                       $3,130,000
                     6/30/00                                       $3,250,000
                     9/30/00                                       $3,400,000
                     12/31/00                                      $3,750,000
                     3/31/01 and as at the end of           70% of the cash flow
                                                            projections of
                                                            Bradley and its
                                                            Subsidiaries on a
                                                            each fiscal quarter
                                                            thereafter consoli-
                                                            dated basis


     (o) Borrowers shall reimburse Agent for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by Agent in connection with the documentation and consummation of this transaction and any other transactions between Borrowers and Agent, including, without limitation, UCC and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by Agent in seeking to collect any Liabilities and to administer and enforce any of Agent's rights under this Agreement. Borrowers shall also pay all normal service charges with respect to accounts maintained by Agent for the benefit of Borrowers. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

     (p) Borrowers shall promptly notify Agent in writing of the occurrence of a Default or an Event of Default; and

     (q) Borrowers shall take all action necessary to assure that its computer based systems are able to effectively process data, including dates, on and after January 1, 2000. Borrowers shall promptly notify Agent in writing of any Year 2000 Problem and, at the request of Agent, Borrowers shall provide the Agent with assurance reasonably acceptable to Agent of Borrowers' year 2000 capability.

     15. CONDITIONS PRECEDENT.

     (a) The obligation of Agent and each Lender to fund the initial Revolving Loan and to cause the issuance of the initial Letter of Credit on the Closing Date, is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

          (i) Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule A (the "Closing Document List").

          (ii) Since September 30, 1998, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Agent in its sole discretion.

          (iii) Agent shall have received payment in full of all fees and expenses payable to it by Borrowers on or before the Closing Date.

          (iv) Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on the Closing Date and (C) the payment or reimbursement by Borrowers of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a pro forma basis the Excess Availability of Borrowers shall not be less than Five Hundred Thousand Dollars ($500,000), exclusive of the Financial Statements Reserve.

          (v) Agent shall have received a certificate from Borrowing Agent's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, the outstanding trade payables of Borrowers are current and not past due in any material respect.

          (vi) The Obligors shall have executed and delivered to Agent all documents which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

          (vii) Agent shall have received duly executed agreements, including, without limitation, a Lockbox and Blocked Account agreement among Borrowers and Agent, establishing the Lock Box and Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Accounts and proceeds of the Collateral.

          (viii) Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Agent, of the

     Accounts, Inventory, General Intangibles including, without limitation, the Trademarks, and Equipment of Borrowers and all books and records in connection therewith.

          (ix) Agent shall have received and be satisfied with the audited draft of the financial statements of Borrowers on a consolidated basis for the Fiscal Year ended December 31, 1998.

          (x) There shall exist no default in any obligations or in compliance with any applicable legal requirement of Borrowers (other than those disclosed to Agent in writing on or prior to the date hereof).

          (xi) Agent shall be satisfied with its due diligence review of the business and financial affairs of Borrowers and their management and their pre-closing audit of Borrowers.

          (xii)  Agent  shall  have  received  the  executed  legal  opinion  of
     Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and related agreements as Agent may reasonably require (including, without limitation, enforceability and perfection issues) and Borrowers hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

          (xiii) Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers or any of its customers at which books and records, Inventory and Equipment are located.

          (xiv) Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured.

          (xv) Each document (including, without limitation, any UCC financing statement) required by this Agreement, any Other Agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (xvi) No litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement or the Other Agreements or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on Borrowers; and no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement or the Other Agreements shall have been issued by any governmental body.

          (xvii) Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms of all real property owned or leased by Borrowers.

          (xviii) Agent shall have reviewed all material contracts of each Borrower including, without limitation, leases, purchase agreements, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent.

          (xix) Borrowers shall be in compliance with all applicable laws and regulations including, without limitation EPA, FIRREA, ERIS, HACCP and OSHA rules and regulations.

          (xx) No Default or Event of Default shall exist.

          (xxi) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent, Lenders and their counsel.

          (xxii) Agent shall be satisfied with the capital structure of the Borrowers (which shall include, among other things, a minimum Tangible Net Worth of negative Sixty Thousand Dollars ($-60,000) after giving effect to the Loans to be made on the Closing Date).

          (xxiii) Agent shall be satisfied that the resolution reached by Borrowers with respect to the accounts receivable which are owing and past due from Walgreen Drug shall not result in a Material Adverse Effect on Borrowers.

     (b) After the Closing Date, the obligation of Agent or any Lender to make any requested Loan is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

          (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date.

          (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Loan, which has not been waived.

          (iii) Since the Closing Date, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

          (iv) In addition to the foregoing, with respect to any Acquisition Loan in connection with a New Trademark:

               (A) Agent shall have given written approval of any Borrower's acquisition of the New Trademark;

               (B) Agent shall have received evidence in form and substance satisfactory to Agent and its counsel, including, without limitation, intellectual property searches conducted with the United States
          Trademark and Patent Office, that such Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the New Trademark; and

               (C) Agent shall have received an executed Trademark Assignment of Security with respect to the New Trademark and such other documents and instruments as requested by Agent in order to perfect Agent's first priority security interest in the New Trademark including, without limitation, an amendment to the Trademark Collateral Security Agreement dated the date hereof between Borrowers and Agent and executed UCC financing statements, each in form and substance satisfactory to Agent and its counsel.

     16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) the failure of any Obligor to pay when due, declared due, or demanded by Agent in accordance with the terms hereof, any of the Liabilities;

     (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

     (c) (i) the making or furnishing by any Obligor to Agent of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent, which is untrue or misleading in any respect, or (ii) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

     (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

     (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor, (iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

     (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

     (g) the entry of any judgment or order in excess of $50,000 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

     (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent, for its benefit and for the ratable benefit of Lenders, pursuant to which such Person has guaranteed to Agent the payment of all or any of the Liabilities or has granted Agent, for its benefit and for the ratable benefit of Lenders, a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

     (i) the occurrence of an event of default under any other agreement or instrument evidencing indebtedness for borrowed money executed or delivered by any Borrower or pursuant to which agreement or instrument such Borrower or its properties is or may be bound;

     (j) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect;

     (k) the occurrence of a Change of Control;

     (l) if any Reportable Event shall have occurred or any Benefit Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, the PBGC shall institute proceedings to terminate any Benefit Plan, or there shall be a withdrawal from any Multiemployer Plan, and there shall be a Material Adverse Effect in the case of any event described in this paragraph 16(l); or

     (m) the occurrence of any event specified in any Borrower's certificate of incorporation or by-laws that may result in such Borrower's dissolution or liquidation or such Borrower shall file a certificate of dissolution or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding up or liquidation.

     Notwithstanding anything contained in this paragraph 16 or contained in any other provision of this Agreement or the Other Agreements to the contrary, in the event of the institution of any proceeding described in paragraph 16(e) hereof against Borrowers, Agent and Lenders shall not be obligated to make advances to Borrowers during the thirty (30) day grace period provided in paragraph 16(e).

     17. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in paragraph 16(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of Required Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under UCC any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrowers' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Borrowers' premises without cost to Agent. At Agent's request, Borrowers shall, at Borrowers' expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and Borrowers. Borrowers recognize that if Borrowers fail to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent or Lenders, and Borrowers agree that Agent or Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     18. INDEMNIFICATION. Each Borrower agrees to defend (with counsel reasonably satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent or such Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any letters of credit or the use or intended use of the proceeds of the Loans or any letters of credit; provided, however, that such Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified
Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     19. BORROWING AGENCY PROVISIONS.

     (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent and Lenders to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

     (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Agent and Lender shall not incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent and Lenders on any request or instruction from Borrowing Agent or any other action taken by Agent and Lenders with respect to this paragraph 19 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

     (c) All Liabilities shall be joint and several, and each Borrower shall make payment upon the maturity of the Liabilities, by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent and Lenders to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent and Lenders to the other Borrower or any Collateral for such Borrower's Liabilities or the lack thereof.

     (d) Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrower or other Person directly or contingently liable for the Liabilities hereunder, or against or with respect to the other Borrower's property (including, without limitation, any property which is Collateral for the

Liabilities), arising from the existence or performance of this Agreement, until all Liabilities have been paid in full and the irrevocable termination of this Agreement.

     20. REGARDING AGENT.

     (a) Appointment. Each Lender hereby designates LaSalle to act as Agent for such Lender under this Agreement and the Other Agreements. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in subparagraphs 5(e), and 5(g)), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Agreements or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     (b) Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrowers or any officer thereof contained in this Agreement, or in any Other Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any Other Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any Other Agreement or for any failure of Borrowers to perform their obligation hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Other Agreement, or to inspect the properties, books or records of Borrowers. The duties of Agent as respects the Loans to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     (c) Lack of Reliance on Agent and Resignation.

          (i) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (A) its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Loans hereunder and
     the taking or not taking of any action in connection herewith, and (B) its own appraisal of the creditworthiness of Borrowers. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by Borrowers pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Agreement, or of the financial condition of Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Agreements or the financial condition of Borrowers, or the existence of any Event of Default or any Default.

          (ii) Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowers and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

          (iii) Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this paragraph 18, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     (d) Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     (e) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Agreements and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care. (f) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Agreements, unless Agent has received notice from a Lender or Borrowers referring to this Agreement or the Other Agreements, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     (g) Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Loans (or, if no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Agreement; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     (h) Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     (i) Delivery of Documents. To the extent Agent receives documents and information from Borrowers pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     (j) Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, Borrowers hereby undertake with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrowers' obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

     21. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at LaSalle Business Credit, Inc., 477 Madison Avenue, New York, New York 10022, Attention: District Credit Manager, and in the case of Borrowers shall be sent to Borrowing Agent at its principal place of business as set forth on the first page of this Agreement, and in the case of any Lender shall be sent to such Lender at its address set forth on the signature page hereto or in a Commitment Transfer Supplement or at such other address as may be designated by any party from time to time in a notice complying as to delivery with the terms of this paragraph to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted, provided receipt is confirmed.

     22. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrowers to Agent for Agent's and acceptance or rejection at Agent's principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent on behalf of Lenders, in writing, at said place of business. If so accepted by Agent on behalf of Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     23. FORUM SELECTION AND SERVICE OF PROCESS. To induce Agent on behalf of Lenders to accept this Agreement, each Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom such Borrower may from time to time hereafter designate upon ten (10) days written notice to Agent and who Agent has agreed in writing in its sole discretion is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as such Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Borrower agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

     24. MODIFICATION AND BENEFIT OF AGREEMENT.

     (a) This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrowers, Agent and Required

Lenders as provided in paragraph (b) below. No Borrower may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, such Borrower's rights, titles, interest, remedies, powers or duties thereunder.

     (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this paragraph 24(b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Agreements executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

          (i) increase the Commitment Percentage of any Lender.

          (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

          (iii) alter the definition of the term Required Lenders or alter, amend or modify this paragraph 24(b).

          (iv) release any Collateral during any calendar year having an aggregate value in excess of $50,000.

          (v) change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrowers, the Lenders and Agent and all future holders of the Liabilities. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     25. PARTICIPATIONS AND ASSIGNMENT.

     (a) Borrowers acknowledge that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Liabilities payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Loans or other Liabilities payable hereunder to such Transferee had such Lender retained such interest in the Loans hereunder or other Liabilities payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Liabilities payable hereunder to both such Lender and such Transferee. Borrowers hereby grant to any Transferee a continuing security interest in any deposits, moneys

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

or other property actually
or constructively held by such Transferee as security for the Transferee's interest in the Loans.

     (b) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Agreements to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Loans hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) a Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer
Supplement, have the rights and obligations of a Lender hereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Agreements. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this er such further documents and do such further acts and things in order to effectuate the foregoing.

     (c) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $25,000 payable by the Purchasing Lender upon the transfer or assignment to such Purchasing Lender.

     (d) Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

     26. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

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


     27. POWER OF ATTORNEY. Each Borrower acknowledges and agrees that its appointment of Agent as its attorney-in-fact and agent for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

     28. WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

     (a) AGENT, EACH LENDER AND EACH BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWERS, AGENT OR LENDERS OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWERS, AGENT AND/OR LENDERS IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWERS WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

     (c) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (d) Agent's or any Lender's failure, at any time or times hereafter, to require strict performance by any Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender, thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender, of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent or any Lender unless such suspension or waiver is in writing in compliance with Paragraph 24(b) hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 7th day of April, 1999.



                                                 LASALLE BUSINESS CREDIT, INC.,
                                                 as a Lender and as Agent

                                                 Commitment Percentage:  100%


                                              By: /s/ Mary Ellen Nixon-Moore
                                                  Name:   Mary Ellen Nixon-Moore
                                                  Title:     Vice President


                                                  BRADLEY PHARMACEUTICALS, INC.


                                                 By:   /s/ Daniel Glassman
                                                 Name:   Daniel Glassman
                                                 Title:     Chairman & CEO


                                                 DOAK DERMATOLOGICS, INC.


                                                 By:   /s/ Daniel Glassman
                                                 Name:   Daniel Glassman
                                                 Title:     Chairman & CEO

                                       51